UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/26/2011

STEPAN COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093
(Address of principal executive offices, including zip code)

(847)446-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On July 27, 2011, Stepan Company ("Stepan") issued a press release providing its financial results for the second quarter ended June 30, 2011. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2011, Mr. Gary E. Hendrickson, a director of Stepan, resigned from the Stepan Board of Directors ("Board") effective August 1, 2011.

On July 26, 2011, the Board elected Mr. James R. Voss to serve as a director on Stepan's Board effective August 1, 2011. The Board also appointed Mr. Voss to serve on the Board's Audit Committee, Compensation and Development Committee, and Nominating and Corporate Governance Committee. Mr. Voss was not selected as a director pursuant to any arrangement or understanding between him and any other person. There are no related party transactions, nor have there been any, between Stepan and Mr. Voss reportable under Item 404(a) of Regulation S-K and the Board has determined that Mr. Voss is an independent director. Mr. Voss will receive the standard compensation received by Stepan's Non-Employee Directors as disclosed in Stepan's 2011 Proxy Statement filed with the Securities and Exchange Commission on March 31, 2011.

Stepan issued a press release announcing the resignation of Mr. Hendrickson and the election of Mr. Voss. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
    Exhibit Number: 99.1
    Description: Press Release of Stepan Company dated July 27, 2011

    Exhibit Number: 99.2

    Description: Press Release of Stepan Company dated July 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: July 27, 2011	By:	/s/ Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Stepan Company dated July 27, 2011
EX-99.2	Press Release of Stepan Company dated July 27, 2011